Exhibit (h)(32)(i)
Second Amendment to Fund Participation Agreement
This Second Amendment (the "Amendment"), executed as of April 5, 2016 and effective as of April 5, 2016 (the "Effective Date") to the Fund"' Participation Agreement, dates of May 1, 2014 (the "Agreement"), is entered into by and between BlackRock Variable Series Funds, Inc. (the "Fund"), BlackRock Investments, LLC ("BAIL"), Great-West Life & Annuity Insurance Company ("GWL&A") and Great-West Life & Annuity Insurance Company of New York (together with GWL&A, the "Company") (collectively, the "Parties").

WHEREAS, the parties desire to amend the Agreement to update Schedule A with additional separate accounts of the Company;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties, intending to be legally bound, agree as follows:

1.
SSchedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.
EExcept as modified and amended hereby the Agreement (as previously amended) is hereby ratified and confirmed in full force and effect in accordance with its amended terms.

3.
This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the Effective Date.

BlackRock Variable Series Funds, Inc.

By: /s/ Jennifer McGovern
Print Name: Jennifer McGovern
Title: Managing Director

BlackRock Investments, LLC

By: /s/ Jonathan Mars
Print Name: Jonathan Mars
Title: Director

Great-West Life & Annuity Insurance Company

By: /s/ Susan Gile
Print Name: Susan Gile
Title: VP – Individual Markets

Great-West Life & Annity Insurance Company of New York

By: /s/ Ron Laeyendecker
Print Name: Ron Laeyendecker
Title: Senior Vice President

Schedule A

GWL&A Accounts:

Variable Annuity-1 Series Account Variable Annuity-2 Series Account COLI VUL-7 Series Account
COLI VUL-14 Series Account

GWL&A NY Accounts:

Variable Annuity-1 Series Account Variable Annuity-2 Series Account COLI VUL-1 Series Account